Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	Van A. Dukeman, CFA
President and CEO
van.dukeman@mainstreettrust.com
Champaign, Illinois
217.351.6568

Main Street Trust Announces

Record 2005 Earnings

and Other Activities

CHAMPAIGN, Ill., January 27, 2006/PRNewswire – Main Street Trust, Inc. (OTCBB:MSTI) is pleased to report record year-end earnings of $1.80 net income per diluted share, compared to $1.54 earnings per share for 2004, an increase of 16.9%.  Consolidated net income for the year ended December 31, 2005 totaled $18.308 million compared to $14.778 million for 2004, an increase of 23.9%.  Earnings of $0.44 per diluted share were reported for fourth quarter 2005, compared to $0.37 earnings per share for the same period in 2004, an increase of 18.9%.  Consolidated net income for the fourth quarter totaled $4.497 million compared to $3.562 million for the same period in 2004, an increase of 26.2%.

Van A. Dukeman, President and CEO stated that, “These record earnings reflect favorably on the efforts of our Main Street Associates in executing our mission of building relationships through Trust, Knowledge and Service.  That execution strategy in the fourth quarter included the successful integration and conversion of the former Citizen’s Savings Bank into the Main Street family.  Another milestone achieved this quarter was our core bank surpassing $1.6 billion in total assets while assets under management in our Wealth Management division topped $1.9 billion.

We will continue to build our brand in 2006 with the launch of several initiatives highlighted by a new website and the construction of two new banking centers by Main Street Bank & Trust in Normal and Peoria over the coming months.”

Cash Dividend Paid

The Company distributed a $0.23 per share cash dividend on January 27, 2006, payable to shareholders of record on January 13, 2006.  This is the fourth quarterly cash dividend declared in 2005, and represents a 5% increase in the quarterly dividend declared for the same period in 2004.

Franchise

Main Street Trust, Inc. is a diversified financial services company with $1.63 billion in assets as of December 31, 2005, providing financial services at 23 locations in Downstate Illinois.  Main Street Bank & Trust offers online banking (www.mainstreettrust.com) and surcharge free ATM access at over 80 locations throughout Illinois.  In addition, Main Street Wealth Management has $1.96 billion of financial assets under management for individuals and institutions.  Main Street Trust, Inc. also owns a retail payment processing subsidiary – FirsTech, Inc., which processes over 25 million items per year.

2

Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	December 31,	September 30,	December 31,
	2005	2005	2004
ASSETS
Cash and cash equivalents	$94,066	$112,845	$64,928
Investments in debt and equity securities	444,623	334,576	358,726
Mortgage loans held for sale	1,661	1,973	1,005
Loans, net of allowance for loan losses	1,002,927	1,000,825	761,227
Premises and equipment	23,047	22,364	17,087
Goodwill	20,736	20,832	—
Core deposit intangibles	4,569	4,786	—
Accrued interest receivable	8,461	9,157	6,570
Other assets	25,047	26,061	18,575
Total assets	$1,625,137	$1,533,419	$1,228,118

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits	$1,275,972	$1,181,826	$974,577
Federal funds purchased, repurchase agreements and notes payable	118,452	117,130	96,900
Federal Home Loan Bank advances and other borrowings	67,386	71,482	29,882
Accrued interest payable	4,657	3,727	2,601
Other liabilities	14,901	15,025	10,183
Total liabilities	$1,481,368	$1,389,190	$1,114,143

Total shareholders’ equity	143,769	144,229	113,975

Total liabilities and shareholders’ equity	$1,625,137	$1,533,419	$1,228,118

Consolidated Statements of Income
(Unaudited, in thousands)

	Quarter Ended:		Twelve Months Ended:
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Interest Income:
Loans and fees on loans	$17,027	$10,997	$60,988	$41,568
Investments in debt and equity securities
Taxable	3,196	2,820	12,465	10,793
Tax-exempt	360	420	1,516	1,844
Federal funds sold and interest bearing deposits	771	261	2,023	600
Total interest income	21,354	14,498	76,992	54,805

Interest expense:
Deposits	6,718	3,783	21,589	13,972
Federal funds purchased, repurchase agreements and notes payable	969	378	3,097	1,271
Federal Home Loan Bank advances and other borrowings	808	407	2,793	1,609
Total interest expense	8,495	4,568	27,479	16,852

Net interest income	12,859	9,930	49,513	37,953

Provision for loan losses	450	110	1,530	1,100

Net interest income after provision for loan losses	12,409	9,820	47,983	36,853

Non-interest income:
Remittance processing	1,604	1,566	6,748	7,201
Trust and brokerage fees	1,794	1,661	7,599	6,492
Service charges on deposit accounts	794	599	2,923	2,419
Securities transactions, net	(136)	(6)	(586)	133
Gain on sales of mortgage loans, net	160	220	886	997
Other	890	530	2,907	2,605
Total non-interest income	5,106	4,570	20,477	19,847

Non-interest expense:
Salaries and employee benefits	5,774	4,911	23,099	18,889
Occupancy	781	701	3,074	2,669
Equipment	637	626	2,592	2,512
Data processing	747	650	2,416	2,283
Office supplies	339	360	1,245	1,247
Amortization expense - core deposit intangibles	218	—	653	—
Service charges from correspondent banks	124	129	513	781
Other	1,845	1,545	6,187	5,498
Total non-interest expense	10,465	8,922	39,779	33,879

Income before income taxes	7,050	5,468	28,681	22,821

Income taxes	2,553	1,906	10,373	8,043
Net income	$4,497	$3,562	$18,308	$14,778

SELECTED  FINANCIAL HIGHLIGHTS

(dollars in thousands, except share data)

	Three Months Ended			Twelve Months Ended
	Dec. 30,	Dec. 30,	Sept. 30,	Dec. 30,	Dec. 30,
	2005	2004	2005	2005	2004
EARNINGS & PER SHARE DATA
Basic earnings per share	$0.44	$0.38	$0.50	$1.82	$1.56
Weighted average shares of common stock outstanding	10,197,424	9,448,657	10,248,453	10,060,032	9,481,034
Diluted earnings per share	$0.44	$0.37	$0.50	$1.80	$1.54
Weighted average shares of common stock and dilutive potential common shares outstanding	10,294,786	9,554,364	10,341,647	10,157,409	9,594,148
Market price per share at period end(1)	$29.85	$29.00	$29.35	$29.85	$29.00
Price to book ratio(1)	210.66%	240.46%	208.16%	210.66%	240.46%
Price to earnings ratio(1),(2)	16.40	18.59	16.68	16.40	18.59
Cash dividends paid per share	0.22	0.21	0.22	0.88	0.84
Cash dividends declared per share	0.23	0.22	0.22	$0.89	0.85
Book value per share	$14.17	$12.06	$14.10	$14.17	$12.06
Tangible book value per share(3)	$11.68	$12.06	$11.60	$11.68	$12.06
Ending number of common shares outstanding	10,146,675	9,448,990	10,228,542	10,146,675	9,448,990

AVERAGE BALANCES
Assets	$1,593,509	$1,239,921	$1,537,563	$1,474,691	$1,209,267
Investment securities	389,215	364,416	360,031	366,127	373,278
Gross loans(4)	1,025,537	751,631	1,020,809	957,824	722,030
Earning assets	1,470,756	1,156,435	1,407,522	1,360,236	1,123,174
Deposits	1,243,489	992,181	1,187,693	1,147,426	958,611
Interest bearing liabilities	1,222,910	943,950	1,162,494	1,118,939	918,963
Common shareholders’ equity	144,286	113,616	143,826	136,621	112,968

END OF PERIOD FINANCIAL DATA
Tax equivalized net interest income	$13,057	$10,160	$13,770	$50,344	$38,958
Gross loans(4)	1,018,060	771,882	1,016,486	1,018,060	771,882
Allowance for loan losses	13,472	9,650	13,688	13,472	9,650
Total assets under management	1,959,495	1,764,562	1,870,721	1,959,495	1,764,562

PERFORMANCE RATIOS
Return on average assets(5)	1.12%	1.14%	1.33%	1.24%	1.22%
Return on average equity(5)	12.37%	12.47%	14.21%	13.40%	13.08%
Net yield on average earning assets(5),(6)	3.52%	3.50%	3.88%	3.70%	3.47%
Interest spread(5),(6)	3.05%	3.14%	3.43%	3.26%	3.14%
Net overhead efficiency ratio(6),(7)	57.19%	60.55%	52.73%	55.71%	57.74%
Non-interest revenues as a % of total revenues(7),(8)	28.96%	31.55%	29.89%	29.84%	34.19%
Allowance for loan losses to loans	1.32%	1.25%	1.35%	1.32%	1.25%
Allowance as a percentage of non-performing loans	449.07%	431.57%	298.28%	449.07%	431.57%
Average loan to deposit ratio	82.47%	75.76%	85.95%	83.48%	75.32%
Dividend payout ratio(2)	48.90%	54.49%	50.00%	48.90%	54.49%

ASSET QUALITY
Net charge-offs	$666	$423	$390	$1,142	$1,236
Non-performing loans	3,000	2,236	4,589	3,000	2,236
Other non-performing assets	224	33	90	224	33

(1)Closing price at end of period

(2)Last 12-months earnings

(3)Net of goodwill and core-deposit intangibles

(4)Loans include mortgage loans held for sale and nonaccrual loans

(5)Annualized

(6)On a fully tax-equivalized basis

(7)Does not include securities gains/losses

(8)Net of interest expense

Special Note Concerning Forward-Looking Statements

This document (including information incorporated by reference) may contain future oral and written statements of the Company and its management within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats or attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.